EXHIBIT 99.1

SALANT CORPORATION LETTER OF TRANSMITTAL

To Accompany Surrender of Shares of Common Stock of

Salant Corporation in Exchange for Cash and

Shares of Common Stock

of

Perry Ellis International, Inc.

Pursuant to the Agreement and Plan of Merger

by and among

Perry Ellis International, Inc.,

Connor Acquisition Corp. and Salant Corporation

dated February 3, 2003

EACH SHARE OF COMMON STOCK, $1.00 PAR VALUE, OF SALANT CORPORATION OUTSTANDING AS OF THE CLOSE OF BUSINESS ON             , 2003, THE EFFECTIVE TIME OF THE MERGER OF CONNOR ACQUISITION CORP. INTO SALANT CORPORATION, IS TO BE SURRENDERED FOR (i)              SHARES OF COMMON STOCK, $.01 PAR VALUE, OF PERRY ELLIS INTERNATIONAL, INC. AND (ii) $             IN CASH, (PLUS ANY ADDITIONAL CASH PAYABLE IN RESPECT OF FRACTIONAL SHARES) EXCEPT AS SET FORTH IN THIS LETTER OF TRANSMITTAL.

The Exchange Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Mail or By Hand:

Continental Stock Transfer

& Trust Company

17 Battery Place, 8th Floor

New York, New York 10004

Attn: Reorganization Dept.

For Assistance Call (212) 509-4000, Ext 536

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before completing this Letter of Transmittal.

DESCRIPTION OF SHARES OF COMMON STOCK OF SALANT CORPORATION SURRENDERED

Name(s) and Address(es) of Registered Owner(s) (Please Note Address Changes)	Certificate(s) Enclosed or to be Delivered (Attach additional list, if necessary)

	Certificate Number(s)	Number of Shares Represented by Certificate(s)

Total Shares

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby surrenders to Continental Stock Transfer & Trust Company (the “Exchange Agent”) each of the above described shares of Common Stock, $1.00 par value (the “Shares”), of Salant Corporation, a Delaware corporation (“Salant”), in exchange for (i)              shares of common stock, $.0l par value, of Perry Ellis International, Inc. (“Perry Ellis Common Stock”), a Florida corporation (“Perry Ellis”) (the “Stock Merger Consideration”) and (ii) $             in cash, for each Share of Salant surrendered (together with the Stock Merger Consideration and the cash paid for fractional shares described below, the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated February 3, 2003, among Perry Ellis, Connor Acquisition Corp. (“Sub”), and Salant (the “Merger Agreement”).

The undersigned understands that, at the time that the merger of Sub into Salant (the “Merger”) became effective (the “Effective Time”), the undersigned’s Shares were converted into the right to receive the Merger Consideration. The undersigned also understands that if the undersigned has not exchanged his or her Shares for the Merger Consideration in accordance with the Merger Agreement and this Letter of Transmittal before the six month anniversary of the Effective Time, he or she will have no further claim upon the Exchange Agent and shall thereafter look only to Perry Ellis with respect to the Merger Consideration. The undersigned further understands that if the undersigned has not surrendered his or her Shares for payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental agency or other governmental entity, such Shares shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the undersigned.

The undersigned understands that all shares of Perry Ellis Common Stock issued pursuant to the Merger Agreement will be issued to the nearest whole number of shares. That is, if the undersigned would otherwise be entitled to a fractional share of Perry Ellis Common Stock, the undersigned understands that he or she shall, in lieu of such fractional share, be paid in cash (without interest) an amount equal to the product obtained by multiplying (x) the fractional share interest to which such holder (after taking into account all shares held by such holder at the Effective Time) otherwise would be entitled by (y)             .

Except as otherwise indicated under “Special Issuance Instructions” or “Special Delivery Instructions” below, the undersigned requests that the Stock Merger Consideration to which the undersigned is entitled be issued in the name and the Merger Consideration be mailed to the address as set forth above under “Description of Shares Surrendered.”

The undersigned hereby irrevocably constitutes and appoints, Continental Stock Transfer & Trust Company, as the exchange agent, the true and lawful attorney-in-fact of the undersigned with respect to the Shares with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such Shares to Perry Ellis and to accept from Perry Ellis, as the undersigned’s agent, the Merger Consideration to which the undersigned is entitled upon the surrender of the Shares pursuant to and in accordance with the Merger Agreement.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, estates, successors and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned has full power and authority to submit and surrender the Shares free and clear of all liens and encumbrances and not subject to any adverse claim, unless otherwise noted hereon. The undersigned will, upon request, execute and deliver any additional documents necessary or desirable to complete the surrender of such Shares.

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 4, 5 and 6)	(See Instructions 4, 5 and 6)

To be completed ONLY if the Stock Merger Consideration is to be issued in the name of someone other than the undersigned.

To be completed ONLY if the Merger Consideration is to be mailed or delivered to someone other than the undersigned or to the undersigned at an address other than that address shown below the undersigned’s signature.

Issue Stock Merger Consideration to:	☐ Mail or deliver Merger Consideration to:

Name	Name
(Please Print)	(Please Print)
Address	Address

(Include Zip Code)	(Include Zip Code)

(Social Security Number or Taxpayer Identification Number)	(Social Security Number or Taxpayer Identification Number)

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

SIGN HERE

Signature(s) of Owner(s)

Dated:

This Letter of Transmittal must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title. (See Instruction 4.)

Name(s)

(Please print)

Capacity (full title)

Address:

(Include Zip Code)

Area Code and

Telephone Number

Taxpayer Identification

or Social Security No.

Important: Please complete Substitute Form W-9

GUARANTEE OF SIGNATURES

(See Instructions 1 and 4)

Authorized Signature

Dated:

Name and Title

(Please Print)

Name of Firm

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Letter of Transmittal

1.    Guarantee of Signatures.    No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Shares, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Issuance Instructions” or (ii) if such Shares are submitted by a participant in a Securities Transfer Association recognized signature program (collectively, “Eligible Institutions”). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

2.    Delivery of Letter of Transmittal and Certificates; Replacement Stock Certificates.    This Letter of Transmittal, properly completed and duly executed, together with the Shares, and any other documents required by this Letter of Transmittal, should be sent by mail or delivered by hand to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal. Until all necessary steps have been taken to surrender the Shares no exchange shall be made.

The Exchange Agent will not establish accounts with respect to shares at any book-entry transfer facility. Any holder whose shares are held in a securities depository must withdraw such shares to make a valid delivery.

The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Do not send Shares to Perry Ellis or Salant.

In the event you are unable to locate your certificates, please advise the Exchange Agent in writing at the following address and submit this Letter of Transmittal to: Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004. The Exchange Agent will provide you with appropriate documentation.

3.    Inadequate Space. If the space provided herein is inadequate, the certificate numbers or the number of Shares should be listed on a separate signed schedule attached hereto.

4.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    (a)  If this Letter of Transmittal is signed by the registered holder(s) of the Shares, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

(b)  If any of the Shares are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)  If any Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d)  If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Exchange Agent of such person’s authority so to act must be submitted.

(e)  When this Letter of Transmittal is signed by the registered holder(s) of the Shares, no endorsements of certificates or separate stock powers are required, unless distribution of the Merger Consideration is to be made to a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

(f)  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, the certificates must be properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) that appear on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

5.    Stock Transfer Taxes.    If distribution of the Merger Consideration is to be made in the name of any person(s) other than the registered holder of the Shares, or if Shares are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, no distribution of the Merger Consideration will be made unless satisfactory evidence is submitted of payment of any stock transfer tax or that an exemption therefrom exists.

6.    Special Payment and Delivery Instructions.    If the Merger Consideration is to be distributed to, issued in the name of, or delivered to a person other than the signer of this Letter of Transmittal or returned to an address other than that shown above, the appropriate Special Issuance and/or Special Delivery Instruction on this Letter of Transmittal should be completed.

7.    Requests for Assistance or Additional Copies.    Requests for assistance or for additional copies of the Merger Agreement and this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number set forth below:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Telephone: (212) 509-4000, Ext. 536

8.    Irregularities.    All questions as to the validity, form and eligibility of any surrender of Shares shall be determined by the Exchange Agent in its sole discretion, and its determination shall be final and binding. The Exchange Agent reserves the absolute right to waive any of the conditions of this Letter of Transmittal or any defect or irregularity in surrender with regard to any particular Shares or stockholder, and the Exchange Agent’s interpretations of the terms and conditions of this Letter of Transmittal (including these instructions) shall be final and binding. Unless waived, any defects or irregularities must be cured within such time as the Exchange Agent shall determine. The Exchange Agent is not obligated to give notice of any defects or irregularities in any transmittal, nor shall it incur any liability for failure to give any such notice. Surrenders shall not be deemed to have been made until all defects and irregularities have been cured or waived.

9.    Substitute Form W-9.    The surrendering stockholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 which is provided under “Important Tax Information” below, and to indicate that the stockholder is not subject to backup withholding by crossing out item (2) of the Certification on the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the stockholder to 30% Federal income tax withholding on the payment of the cash portion of the Merger Consideration to a holder. The box in Part 3 of the Substitute Form W-9 may be checked if the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 30% on all payments of the cash portion of the Merger Consideration thereafter until a TIN is provided to the Exchange Agent.

Important:    You are urged to complete and return this Letter of Transmittal, together with certificates and all other required documents, promptly.

SUBSTITUTE FORM W-9 (See Instruction 9) PAYER’S NAME: SALANT CORPORATION

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number

Part 2—For Payees Exempt from Backup Withholding (See Payees Exempt from Backup Withholding) Certification—Under Penalties of Perjury, I certify that:
	(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

	Signature Date	Part 3—Check the box if you are awaiting a TIN ☐

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN

PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY CASH PAYMENT MADE TO YOU PURSUANT TO THE MERGER AGREEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under Federal income tax law, a stockholder whose Shares are surrendered for exchange is required to provide the Exchange Agent with such stockholder’s correct TIN on Substitute Form W-9 below. If such stockholder is an individual, the TIN is his social security number. If the Exchange Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the cash portion of the Merger Consideration paid to such stockholder pursuant to the Merger Agreement may be subject to backup withholding.

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements may be obtained from the Exchange Agent.

If backup withholding applies, the Exchange Agent is required to withhold 30% of the cash portion of the Merger Consideration distributed to a stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9.

To prevent backup withholding on payments that are made to a stockholder with respect to any Shares the stockholder is required to notify the Exchange Agent of his correct TIN by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN).

What Number to Give the Exchange Agent.

The stockholder is required to give the Exchange Agent the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

Purpose of Form W-9—A person who is required to file an information return with the IRS must obtain your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. Use Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

NOTE:    If a requester gives you a form other than a W-9 to request your TIN, you must use the requester’s form.

How to Obtain a TIN—If you do not have a TIN, apply for one immediately. To apply, get Form SS—5, Application for a Social Security Number Card (for individuals) from your local office of the Social Security Administration, or Form SS—4, Application for Employer Identification Number (for business and all other entities) from your IRS office.

To complete Form W-9 if you do not have a TIN, check the space for “Awaiting TIN” on Part 3, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividend payments, the payer must exercise one of the following options concerning backup withholding during this 60-day period. Under Option 1, if there is a withdrawal more than 7 business days after the awaiting TIN certificate is received, the payor must backup withhold on any reportable payment and treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day the awaiting TIN certificate was received to the date of withdrawal. Under Option 2, Backup withholding will take place on all reportable payments made to the payee’s account regardless of whether the payee has made any withdrawals or not. Backup withholding must begin no later than 7 business days after payor receives the awaiting TIN certificate.

NOTE:    Checking “Awaiting TIN” on the form means that you have already applied for a TIN, OR that you intend to apply for one in the near future.

As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.